EXHIBIT 99

MBT Financial Corp. Announces Third Quarter Results

MONROE, Mich., October 28, 2010 – MBT Financial Corp., (Nasdaq: MBTF), the parent company of Monroe Bank & Trust, reported a net loss of $4.3 million, or $0.27 per share, in the third quarter of 2010, compared to the loss of $2.3 million, or $0.14 per share in the third quarter of 2009. The loss was due to continuing elevated credit costs and a decrease in the net interest income. The Company reported a year to date net loss of $4.4 million, or $0.27 per share, compared to the loss of $9.1 million, or $0.56 per share for the first nine months of 2009. The pre-tax loss for the quarter was $4.3 million, or $0.27 per share compared to $4.1 million, or $0.25 per share. The year to date pre-tax loss of $4.4, or $0.27 per share is significantly lower than the pre-tax loss last year of $15.5 million, or $0.96 per share.

The Net Interest Income for the second quarter of 2010 was $9.4 million, a decrease of $1.1 million, or 10.4% compared to the same period in 2009. The net interest income decreased because the average earning assets decreased $183 million, or 13.7%. This included a decrease of $98.5 million, or 11.0% in average loans, as weak economic conditions, coupled with ongoing stringent underwriting standards, continue to have a negative impact on loan demand and growth.

Non interest income, excluding securities gains, increased 12.1% from $3.7 million in the third quarter of 2009 to $4.2 million in the third quarter of 2010. Total non interest expenses increased $250,000, or 2.2%. The bank’s efforts to control expenses resulted in significant reductions in salaries, employee benefits, occupancy expenses, and marketing. Write downs and carrying costs of Other Real Estate Owned and FDIC insurance costs increased compared to the third quarter of 2009. Excluding OREO related costs and FDIC deposit insurance assessments, non interest expenses decreased 5.1% from $8.4 million to $8.0 million in the third quarter of 2010 compared to the third quarter of 2009.

Total assets of the company decreased $182.6 million compared to September 30, 2009, mainly due to the previously mentioned decrease in loan demand and a reduction in borrowed funds. Core deposit activity remains strong and non interest bearing demand deposits increased by 17.9% over the 12 month period. The market continues to demonstrate the value of our customer focused community bank model and we regularly evaluate the activity in each of our branch locations. Due to the confidence our customers have demonstrated in us, we recently decided to restore full service at our Erie Office. This office had been reduced to drive up only service in March of 2009, and we have decided to reallocate resources so that we can reopen the lobby without adding staff to our total retail operation.

Although we have recorded a year to date loss of $4.4 million, capital has increased $2.3 million so far this year, and the ratio of equity to assets, a key indicator of bank strength and safety, increased from 5.91% at December 31, 2009 to 6.67% at September 30, 2010. In addition, the company’s liquidity position remains good, with cash and investments totaling 28.8% of assets, down slightly from 29.9% at the end of 2009.

H. Douglas Chaffin, President and CEO, commented, “We are disappointed by the loss this quarter, but we are encouraged by the continuing fundamental improvements in our financial condition. Our net interest margin, non interest income, and recurring non interest expenses all improved compared to the third quarter last year. The loss this quarter is primarily attributable to the continued decline in real estate values. Although residential property values appear to have stabilized, we are now experiencing the impact of the decline in commercial and residential development properties. Because of this, write downs and losses on sales of other real estate owned totaled $2.0 million in the third quarter. These numbers include the write downs of 17 properties that we sold at an auction on September 30, and all of those transactions are expected to close in October.”

Mr. Chaffin concluded, “Economic conditions in our market have stabilized, but the effects of this prolonged period of weakness continue to impact our commercial borrowers. We will continue to focus our efforts on improving asset quality, maintaining liquidity, strengthening capital, seeking new sources of revenue, and controlling expenses. During the quarter we commenced a private placement of debt and equity to improve the capital ratios of the Bank. To date we have raised over $1.2 million, and we continue to have frequent discussions with potential investors. We still have much work ahead of us given our current environment, but we remain confident in our plans and our ability to remain the premier independent community bank in our market.”

Conference Call
MBT Financial Corp. will hold a conference call to discuss third quarter results on Friday, October 29, at 10:00 a.m. Eastern Time.  The call will be webcast and can be accessed at the Investor Relations/Corporate Profile page of MBT Financial Corp.’s web site www.mbandt.com. The call can also be accessed by calling (800) 860-2442. The event will be archived on the Company’s web site and available for twelve months following the call.

About the Company
MBT Financial Corp. (NASDAQ: MBTF), a single bank holding company headquartered in Monroe, Michigan, is the parent company of Monroe Bank & Trust (MBT).

Founded in 1858, MBT is one of the largest community banks in Southeast Michigan. MBT is a full-service bank, offering a complete range of business and personal accounts, credit options, and phone and online banking services. MBT’s Wealth Management Group is one of the largest and most respected in Southeastern Michigan. With 25 offices, 41 ATMs, and a comprehensive array of products and services, MBT prides itself in offering an incomparable banking experience for its customers.  Visit MBT’s web site at www.mbandt.com.

Forward-Looking Statements
Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 21A of the Securities Exchange Act of 1934.  Forward-looking statements which are based on various assumptions (some of which are beyond the Company's control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of these terms.  Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, change in the financial and securities markets, including changes with respect to the market value of our financial assets, the availability of and costs associated with sources of liquidity, and the ability of the Company to resolve or dispose of problem loans.  The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

MBT FINANCIAL CORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS - UNAUDITED

	Quarterly					Year to Date
	2010	2010	2010	2009	2009
(dollars in thousands except per share data)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2010	2009

EARNINGS
Net interest income	$9,421	$9,188	$9,405	$10,101	$10,516	$28,014	$30,914
FTE Net interest income	$9,603	$9,389	$9,677	$10,417	$10,857	$28,669	$31,958
Provision for loan and lease losses	$6,500	$3,750	$2,200	$17,000	$6,800	$12,450	$19,000
Non-interest income	$4,381	$6,819	$4,041	$(40)	$3,559	$15,241	$10,520
Non-interest expense	$11,640	$12,629	$10,898	$11,798	$11,390	$35,167	$37,976
Net income (loss)	$(4,338)	$(372)	$348	$(25,112)	$(2,325)	$(4,362)	$(9,065)
Basic earnings (loss) per share	$(0.27)	$(0.02)	$0.02	$(1.56)	$(0.14)	$(0.27)	$(0.56)
Diluted earnings (loss) per share	$(0.27)	$(0.02)	$0.02	$(1.56)	$(0.14)	$(0.27)	$(0.56)
Average shares outstanding	16,329,549	16,225,327	16,216,177	16,204,139	16,192,914	16,257,433	16,180,527
Average diluted shares outstanding	16,329,549	16,225,327	16,216,708	16,204,139	16,192,914	16,257,433	16,180,527

PERFORMANCE RATIOS
Return on average assets	-1.37%	-0.11%	0.10%	-7.17%	-0.64%	-0.45%	-0.83%
Return on average common equity	-19.74%	-1.77%	1.71%	-90.17%	-8.20%	-6.87%	-10.32%

Base Margin	3.21%	3.03%	3.01%	3.08%	3.08%	3.08%	2.99%
FTE Adjustment	0.06%	0.07%	0.09%	0.10%	0.10%	0.07%	0.10%
Loan Fees	0.05%	0.03%	0.03%	0.04%	0.06%	0.04%	0.05%
FTE Net Interest Margin	3.32%	3.13%	3.13%	3.22%	3.24%	3.19%	3.14%

Efficiency ratio	65.36%	63.84%	67.75%	61.93%	61.90%	65.64%	67.21%
Full-time equivalent employees	350	356	351	362	370	352	374

CAPITAL
Average equity to average assets	6.94%	6.44%	6.08%	7.95%	7.84%	6.48%	8.01%
Book value per share	$4.94	$5.31	$5.17	$5.04	$6.77	$4.94	$6.77
Cash dividend per share	$-	$-	$-	$-	$-	$-	$0.02

ASSET QUALITY
Loan Charge-Offs	$10,046	$3,967	$2,362	$11,721	$12,364	$16,375	$20,273
Loan Recoveries	$266	$131	$211	$211	$262	$608	$1,318
Net Charge-Offs	$9,780	$3,836	$2,151	$11,510	$12,102	$15,767	$18,955

Allowance for loan and lease losses	$20,746	$24,026	$24,112	$24,063	$18,573	$20,746	$18,573

Nonaccrual Loans	$64,192	$65,066	$61,722	$56,992	$62,038	$64,192	$62,038
Loans 90 days past due	$117	$166	$53	$20	$192	$117	$192
Restructured loans	$15,290	$25,058	$28,042	$29,102	$14,359	$15,290	$14,359
Total non performing loans	$79,599	$90,290	$89,817	$86,114	$76,589	$79,599	$76,589
Other real estate owned & other assets	$19,042	$18,387	$19,634	$18,832	$20,737	$19,042	$20,737
Nonaccrual Investment Securities	$4,740	$4,740	$4,740	$4,740	$-	$4,740	$-
Total non performing assets	$103,381	$113,417	$114,191	$109,686	$97,326	$103,381	$97,326
Problem Loans Still Performing	$49,589	$41,693	$44,105	$46,278	$48,366	$49,589	$48,366
Total Problem Assets	$152,970	$155,110	$158,296	$155,964	$145,692	$152,970	$145,692

Net loan charge-offs to average loans	4.84%	1.88%	1.04%	5.25%	5.34%	2.58%	2.76%
Allowance for losses to total loans	2.64%	2.97%	2.93%	2.83%	2.11%	2.64%	2.11%
Non performing loans to gross loans	10.13%	11.18%	10.91%	10.13%	8.71%	10.13%	8.71%
Non performing assets to total assets	8.21%	8.98%	8.27%	7.93%	6.75%	8.21%	6.75%
Allowance to non performing loans	26.06%	26.61%	26.85%	27.94%	24.25%	26.06%	24.25%

END OF PERIOD BALANCES
Loans and leases	$786,054	$807,788	$823,515	$849,910	$879,513	$786,054	$879,513
Total earning assets	$1,143,825	$1,144,120	$1,260,637	$1,258,073	$1,315,930	$1,143,825	$1,315,930
Total assets	$1,259,876	$1,263,678	$1,381,616	$1,383,369	$1,442,512	$1,259,876	$1,442,512
Deposits	$1,022,460	$1,023,657	$1,028,921	$1,031,791	$1,047,649	$1,022,460	$1,047,649
Interest Bearing Liabilities	$1,022,398	$1,022,293	$1,149,728	$1,155,253	$1,199,403	$1,022,398	$1,199,403
Shareholders' equity	$84,079	$86,201	$83,913	$81,764	$109,597	$84,079	$109,597
Total Shares Outstanding	17,030,844	16,228,029	16,222,177	16,210,110	16,198,785	17,030,844	16,198,785

AVERAGE BALANCES
Loans and leases	$801,240	$816,487	$836,122	$869,130	$899,789	$817,824	$917,561
Total earning assets	$1,148,796	$1,205,711	$1,253,567	$1,283,459	$1,331,375	$1,202,312	$1,360,872
Total assets	$1,256,422	$1,311,835	$1,361,507	$1,390,421	$1,434,959	$1,309,536	$1,466,583
Deposits	$1,025,385	$1,017,761	$1,024,651	$1,024,353	$1,051,967	$1,022,601	$1,068,952
Interest Bearing Liabilities	$1,025,493	$1,093,471	$1,149,938	$1,158,525	$1,202,082	$1,089,179	$1,224,129
Shareholders' equity	$87,184	$84,486	$82,775	$110,488	$112,525	$84,832	$117,488

MBT FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Quarter Ended September 30,		Nine Months Ended September 30,
Dollars in thousands (except per share data)	2010	2009	2010	2009
Interest Income
Interest and fees on loans	$11,587	$13,229	$35,178	$39,994
Interest on investment securities-
Tax-exempt	426	837	1,540	2,579
Taxable	1,742	3,544	6,784	11,872
Interest on balances due from banks	34	30	100	57
Total interest income	13,789	17,640	43,602	54,502

Interest Expense
Interest on deposits	3,279	4,174	9,968	14,280
Interest on borrowed funds	1,089	2,950	5,620	9,308
Total interest expense	4,368	7,124	15,588	23,588

Net Interest Income	9,421	10,516	28,014	30,914
Provision For Loan Losses	6,500	6,800	12,450	19,000

Net Interest Income After
Provision For Loan Losses	2,921	3,716	15,564	11,914

Other Income
Income from wealth management services	936	936	3,039	2,756
Service charges and other fees	1,413	1,516	3,985	4,304
Net gain on sales of securities	183	4,365	3,269	5,021

Other Than Temporary Impairment on securities	-	(2,693)	-	(9,093)
Portion of OTTI loss recognized in other
comprehensive income (before taxes)	-	(1,859)	-	3,772
Net impairment losses	-	(4,552)	-	(5,321)

Origination fees on mortgage loans sold	189	119	458	350
Bank Owned Life Insurance income	693	369	1,532	1,034
Other	967	806	2,958	2,376
Total other income	4,381	3,559	15,241	10,520

Other Expenses
Salaries and employee benefits	4,717	5,122	14,438	15,956
Occupancy expense	686	804	2,194	2,445
Equipment expense	780	729	2,417	2,348
Marketing expense	230	277	734	798
Professional fees	549	419	1,537	1,286
Collection expense	67	121	263	685
Net loss on other real estate owned	2,040	1,927	4,030	7,957
Other real estate owned expense	564	399	1,916	1,165
FDIC deposit insurance assessment	1,029	628	2,271	2,314
Debt prepayment penalties	-	-	2,492	-
Other	978	964	2,875	3,022
Total other expenses	11,640	11,390	35,167	37,976

Loss Before Income Taxes	(4,338)	(4,115)	(4,362)	(15,542)
Income Tax Benefit	-	(1,790)	-	(6,477)
Net Loss	$(4,338)	$(2,325)	$(4,362)	$(9,065)

Basic Loss Per Common Share	$(0.27)	$(0.14)	$(0.27)	$(0.56)

Diluted Loss Per Common Share	$(0.27)	$(0.14)	$(0.27)	$(0.56)

Dividends Declared Per Common Share	$-	$-	$-	$0.02

MBT FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS

	September 30, 2010	December 31,	September 30, 2009
Dollars in thousands	(Unaudited)	2009	(Unaudited)
Assets
Cash and Cash Equivalents
Cash and due from banks
Non-interest bearing	$18,053	$18,448	$14,500
Interest bearing	33,361	51,298	56,731
Total cash and cash equivalents	51,414	69,746	71,231

Securities - Held to Maturity	25,044	36,433	34,655
Securities - Available for Sale	286,280	307,346	331,945
Federal Home Loan Bank stock - at cost	13,086	13,086	13,086
Loans held for sale	1,181	931	418
Loans - Net	764,127	824,916	860,522
Accrued interest receivable and other assets	37,492	50,580	49,830
Bank Owned Life Insurance	50,251	47,953	47,961
Premises and Equipment - Net	31,001	32,378	32,864
Total assets	$1,259,876	$1,383,369	$1,442,512

Liabilities
Deposits:
Non-interest bearing	$143,597	$135,038	$121,746
Interest-bearing	878,863	896,753	925,903
Total deposits	1,022,460	1,031,791	1,047,649

Federal Home Loan Bank advances	113,500	228,500	243,500
Repurchase agreements	30,000	30,000	30,000
Notes Payable	35	-	-
Interest payable and other liabilities	9,802	11,314	11,766
Total liabilities	1,175,797	1,301,605	1,332,915

Shareholders' Equity
Common stock (no par value)	1,807	593	554
Retained Earnings	84,034	88,396	113,508
Accumulated other comprehensive loss	(1,762)	(7,225)	(4,465)
Total shareholders' equity	84,079	81,764	109,597
Total liabilities and shareholders' equity	$1,259,876	$1,383,369	$1,442,512

FOR FURTHER INFORMATION:
H. Douglas Chaffin	John L. Skibski	Mary Jane Town
Chief Executive Officer	Chief Financial Officer	Marketing Officer
(734) 384-8123	(734) 242-1879	(734) 240-2510
doug.chaffin@mbandt.com	john.skibski@mbandt.com	maryjane.town@mbandt.com